UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 21, 2016

Spirit Realty Capital, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0001-36004	20-1676382
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2727 North Harwood Drive, Suite 300, Dallas, TX 75201

(Address of principal executive offices) (Zip Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Spirit Realty Capital, Inc. (the “Company”) announced today that effective September 21, 2016 Mark Manheimer, Executive Vice President of Asset Management, is no longer with the Company. The Company has undertaken a search for Mr. Manheimer’s replacement. The current Asset Management team will continue to manage our portfolio under the direction of Jackson Hsieh, President and Chief Operating Officer, until a replacement is hired.

No new compensatory or severance agreements were entered into in connection with Mr. Manheimer’s departure. Mr. Manheimer is entitled to receive severance benefits for termination without Cause as provided for in his Amended and Restated Employment Agreement with the Company dated as of August 27, 2015 (“Employment Agreement”), which was previously filed with the Securities and Exchange Commission on Form 8-K dated August 27, 2015, as well as accelerated vesting of certain Restricted Stock and Performance Share awards, consistent with the terms of the applicable grant agreements and the Company’s 2012 Incentive Award Plan. Mr. Manheimer is subject to non-compete, nonsolicitation, noninterference, nondisparagement, confidentiality and other restrictive covenants as set forth in his Employment Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT REALTY CAPITAL, INC.

By:	/s/ Jay Young
Jay Young Executive Vice President and General Counsel

Date: September 21, 2016